As filed with the Securities and Exchange Commission on December 2, 2009


                                                Commission File No. 333-144879

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933


                                 BIOCUREX, INC.
                   (f/k/a WHISPERING OAKS INTERNATIONAL, INC.)
                  -------------------------------------------
               (Exact name of registrant as specified in charter)


            Texas                         2831                   75-2742601
      ----------------           -----------------------      ---------------
(State or other jurisdiction    (Primary Standard Classi-      (IRS Employer
        of incorporation)           fication Code Number)       I.D. Number)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (604) 207-9150
                    ----------------------------------------
         (Address and telephone number of principal executive offices)

                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                   ------------------------------------------
(Address of principal place of business or intended principal place of business)

                                Dr. Ricardo Moro
                           7080 River Road, Suite 215
                       Richmond, British Columbia, V6X 1X5
                                 (604) 207-9150
                   -----------------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:


                            Joel J. Goldschmidt, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                           405 Park Avenue, Suite 1401
                            New York, New York 10022
                                Tel: 212-838-8269
                               Fax: 212-838-9190


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

      Large accelerated filer [ ]      Accelerated filer [ ]

      Non-accelerated filer [ ]        Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

Title of each                     Proposed      Proposed
 Class of                         Maximum       Maximum
Securities         Securities     Offering      Aggregate      Amount of
   to be               to be      Price Per     Offering      Registration
Registered         Registered     Share (1)       Price            Fee
----------         ----------     ---------     ---------     ------------


Common stock (2)   4,437,500       $0.60      $6,299,120         $194(3)



(1) Offering price computed in accordance with Rule 457 (c). (2) Shares of common stock offered by selling shareholders. (3) Previously paid.


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to Registration Statement No. 333-144879 is to withdraw from registration certain shares covered by the Registration Statement. Since no changes are being made to the prospectus included in the Registration Statement, the Prospectus is not included in this filing.

The Registration Statement covers the resale of up to an aggregate of 10,498,533 shares of the common stock of BioCurex, Inc., formerly known as Whispering Oaks International, Inc. Of these shares, 6,061,033 are issuable upon conversion of the company's secured convertible notes and 4,437,500 are issuable upon exercise of warrants to purchase the company's common stock. The 6,061,033 shares issuable upon conversion of the notes are being withdrawn from registration as those shares are saleable under Rule 144 promulgated under the Securities
Act of 1933, as amended. The remaining shares, 4,437,500, will continue to be covered by the registration statement.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement No. 333-144879 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Province of British Columbia.

                                    BIOCUREX, INC.





Date: December 2, 2009               By: /s/ Dr. Ricardo Moro-Vidal
                                         -------------------------------------
                                         Dr. Ricardo Moro-Vidal, President and
                                         Chief Executive Officer


Date: December 2, 2009               By: /s/ Gladys Chan
                                         -------------------------------------
                                         Gladys Chan,
                                         Principal Financial and Accounting
                                         Officer



          Pursuant to the requirements of the Securities Act of l933, this Post-Effective Amendment No. 1 to registration statement No. 333-144879 has been signed by the following persons in the capacities and on the dates indicated:



Signature                            Title                    Date




/s/ Dr. Ricardo Moro                Director               December 2, 2009
-------------------------
Dr. Ricardo Moro


/s/ Denis Burger                    Director               December 2, 2009
------------------------
Denis Burger

/s/ Phil Gold                       Director               December 2, 2009
------------------------
Phil Gold

/s/ Jim Walsh                       Director               December 2, 2009
------------------------
Jim Walsh

/s/ Antonia Bold-de Haughton        Director               December 2, 2009
----------------------------
Antonia Bold-de Haughton

The following Exhibits are filed with this Registration Statement:

Exhibit
Number  Exhibit Name                     Page Number
------- ------------

3.1     Certificate of Incorporation     Incorporated by reference to Exhibit
                                         3.1 to Biocurex's Registration
                                         Statement on Form 10-SB.

3.2     Bylaws                           Incorporated by reference to Exhibit
                                         3.2 to Registration Statement on Form
                                         10-SB.

4.1     Non-Qualified Stock Option Plan  Incorporated by reference to Exhibit
                                         4.1 of Biocurex's Registration
                                         Statement on Form S-8 (Commission File
                                         No. 333-103259).


4.2     Stock Bonus Plan                 Incorporated by reference to Exhibit
                                         4.2 of Biocurex's Registration
                                         Statement on Form S-8 (Commission File
                                         No. 333-103529).

5       Opinion of Counsel                                *

10.1    Asset Purchase Agreement         Incorporated  by  reference to Exhibit
        relating to the acquisition      10.2 to the Company's report on Form
        of Lagostar Trading S.A.         8-K dated February 20, 2001.

10.2    Asset Purchase Agreement with    Incorporated by reference to Exhibit
        Curex Technologies, Inc.         10.2 to Biocurex's report on From
                                         10-KSB for the year ended December
                                         31, 2001.

10.3    Securities Purchase Agreement    (together Incorporated by reference to
        with schedule required by        Exhibit 10 filed with the Company's 8-K
        Instruction 2 to Item 601 of     report dated June 29, 2007.
        Regulation S-K) pertaining to
        Series K notes and warrants,
        together with  the following
        exhibits to the Securities
        Purchase Agreement:
        A) Convertible Notes;
        B) Warrants;
        C) Security Agreement; and
        D) Registration Rights Agreement

10.4    License Agreement with Abbott
        Laboratories (portions of Exhibit
        10.4 have been omitted pursuant to
        a request for confidential treatment)                 *



10.5    License Agreement with Inverness
        Medical Research (portions of
        Exhibit 10.5 have been omitted
        pursuant to a request for confidential
        treatment)                                            *



23.1    Consent of Attorneys                                  *



23.2    Consent of Independent
        Registered Public Accounting Firm                     *
                                          ---------------------------------



*   Previously filed